Exhibit 99.1

Pegasystems Inc.

2016 Executive Officers Base Salaries, Target Bonus Payments, and Other Incentives

Name	Title	Base Salary	Target Incentive Plan Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$450,000	90%

Douglas Kra**	Senior Vice President, Global Customer Success	$340,000	30%

Michael Pyle***	Senior Vice President, Engineering	$352,000	50%

Leon Trefler****	Senior Vice President, Global Customer Success	$340,000	30%

*	Percentage of 2016 base salary
**	In 2016, Douglas Kra will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as target sales commissions of $150,000.
***	In 2016, Michael Pyle will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.
****	In 2016, Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as target sales commissions of $200,000.